Exhibit 32.1
                                  CERTIFICATION


In connection with the Annual Report of Paxar Corporation (the "Company") on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Arthur Hershaft, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the Company's consolidated statement of income, consolidated statement of cash flows, and consolidated statement of shareholders' equity and comprehensive income for the Company's 2001 fiscal year are unaudited, and accordingly, the Company has not included three years of audited financial statements in the Report, as explained under the caption "Restatement" in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, and in Notes 2 and 19 of the Consolidated Financial Statements; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







/s/ Arthur Hershaft
------------------------------
Chairman, President and
Chief Executive Officer


March 15, 2004
------------------------------
Date